                                                                     EXHIBIT 3.6

                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                           K-SEA GENERAL PARTNER L.P.

         THIS AGREEMENT OF LIMITED PARTNERSHIP dated as of August 29, 2003, is entered into and executed by K-Sea General Partner LLC, a Delaware limited liability company ("General Partner LLC"), as predecessor-in-interest to the Partnership (as defined below), K-Sea General Partner GP LLC, a Delaware limited liability company, as General Partner (as defined below), and Timothy J. Casey, as Limited Partner (as defined below).

                                   DEFINITIONS

         The following definitions shall for all purposes, unless otherwise clearly indicated to the contrary, apply to the terms used in this Agreement.

         "Certificate of Limited Partnership" means the Certificate of Limited Partnership filed with the Secretary of State of the State of Delaware as described in the first sentence of Section 1.5, as amended or restated from time to time.

         "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, and any successor to such act.

         "General Partner" means K-Sea General Partner GP LLC, a Delaware limited liability company, in its capacity as the general partner of the Partnership, and any successor to K-Sea General Partner GP LLC, as general partner.

         "Limited Partner" means Timothy J. Casey, and his successor(s) acting as the limited partner pursuant to this Agreement, and any other limited partner admitted to the Partnership from time to time.

         "Partner" means the General Partner or any Limited Partner.

         "Partnership" means K-Sea General Partner L.P., a Delaware limited partnership.

         "Percentage Interest" means, with respect to any Partner, the percentage of cash contributed by such Partner to the Partnership as a percentage of all cash contributed by all the Partners to the Partnership.

                                   ARTICLE I
                             ORGANIZATIONAL MATTERS

         Section 1.1 FORMATION. Subject to the provisions of this Agreement, General Partner LLC has converted into a limited partnership pursuant to the provisions of the Delaware Limited Liability Company Act and the Delaware Act and shall, upon filing a Certificate of Conversion with the Delaware Secretary of State, be converted into the Partnership. General Partner LLC, the General Partner and the Limited Partner hereby enter into this Agreement to set forth the rights and obligations of the Partners and certain matters related thereto. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act.

         Section 1.2 NAME. The name of the Partnership shall be, and the business of the Partnership shall be conducted under the name of, "K-Sea General Partner L.P."

         Section 1.3 PRINCIPAL OFFICE; REGISTERED OFFICE.

            (a) The principal office of the Partnership shall be at 3245 Richmond Terrace, Staten Island, New York 10303 or such other place as the General Partner may from time to time designate. The Partnership may maintain offices at such other places as the General Partner deems advisable.

            (b) The address of the Partnership's registered office in the State of Delaware shall be 1209 Orange Street, Wilmington, Delaware 19801. The name of the Partnership's registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

         Section 1.4 TERM. The Partnership shall continue in existence until an election to dissolve the Partnership by the General Partner.

         Section 1.5 ORGANIZATIONAL CERTIFICATE. A Certificate of Limited Partnership of the Partnership has been filed by the General Partner with the Secretary of State of the State of Delaware as required by the Delaware Act. The General Partner shall cause to be filed such other certificates or documents as may be required for the formation, operation and qualification of a limited partnership in the State of Delaware and any state in which the Partnership may elect to do business. The General Partner shall thereafter file any necessary amendments to the Certificate of Limited Partnership and any such other certificates and documents and do all things requisite to the maintenance of the Partnership as a limited partnership (or as a partnership in which the Limited Partners have limited liability) under the laws of Delaware and any state or jurisdiction in which the Partnership may elect to do business.

         Section 1.6 PARTNERSHIP INTERESTS. Effective as of the date hereof, the General Partner shall have a 0.01% Percentage Interest and the Limited Partner shall have a 99.99% Percentage Interest.

                                   ARTICLE II
                                     PURPOSE

         The purpose and business of the Partnership shall be to engage in any lawful activity for which limited partnerships may be organized under the Delaware Act.

                                  ARTICLE III
                              CAPITAL CONTRIBUTIONS

         At the time of formation of General Partner LLC, the Limited Partner, as the initial sole member of General Partner LLC, contributed $1,000.00 to General Partner LLC. Subsequent to the formation of General Partner LLC, the Limited Partner contributed 0.01% of his membership interest as the initial sole member in General Partner LLC to the General Partner. In connection with, and as consideration for (i) the conversion of General Partner LLC to the Partnership and (ii) the issuance of partnership interests described in Section 1.6, the Limited Partner's 99.99% membership interest in General Partner LLC was converted into its 99.99% Percentage Interest and the General Partner's 0.01% membership interest in General Partner LLC was converted into its 0.01% Percentage Interest.

                                   ARTICLE IV
                          CAPITAL ACCOUNTS; ALLOCATIONS

         Section 4.1 CAPITAL ACCOUNTS. The Partnership shall maintain a capital account for each of the Partners in accordance with the regulations issued pursuant to Section 704 of the Internal Revenue Code of 1986, as amended (the "Code"), and as determined by the General Partner as consistent therewith.

         Section 4.2 ALLOCATIONS. For federal income tax purposes, each item of income, gain, loss, deduction and credit of the Partnership shall be allocated among the Partners in accordance with their Percentage Interests, except that the General Partner shall have the authority to make such other allocations as are necessary and appropriate to comply with Section 704 of the Code and the regulations issued pursuant thereto.

         Section 4.3 DISTRIBUTIONS. From time to time, the General Partner shall review the Partnership's accounts to determine whether distributions are appropriate. The General Partner may make such cash distributions as it, in its sole discretion, may determine without being limited to current or accumulated income or gains from any Partnership funds, including, without limitation, Partnership revenues, capital contributions or borrowed funds; provided, however, that no such distribution shall be made if, after giving effect thereto, the liabilities of the Partnership exceed the fair market value of the assets of the Partnership. In its sole discretion, the General Partner may, subject to the foregoing proviso, also distribute to the Partners other Partnership property, or other securities of the Partnership or other entities. All distributions by the General Partner shall be made in accordance with the Percentage Interests of the Partners.

                                   ARTICLE V
                      MANAGEMENT AND OPERATIONS OF BUSINESS

         Except as otherwise expressly provided in this Agreement, all powers to control and manage the business and affairs of the Partnership shall be vested exclusively in the General Partner; the Limited Partner shall not have any power to control or manage.

                                   ARTICLE VI
                    RIGHTS AND OBLIGATIONS OF LIMITED PARTNER

         The Limited Partner shall have no liability under this Agreement except as provided in Article III.

                                  ARTICLE VII
                           DISSOLUTION AND LIQUIDATION

         The Partnership shall be dissolved, and its affairs shall be wound up as provided in Section 1.4.

                                  ARTICLE VIII
                       AMENDMENT OF PARTNERSHIP AGREEMENT

         The General Partner may amend any provision of this Agreement without the consent of the Limited Partner and may execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith.

                                   ARTICLE IX
                               GENERAL PROVISIONS

         Section 9.1 ADDRESSES AND NOTICES. Any notice to the Partnership, the General Partner or the Limited Partner shall be deemed given if received by it in writing at the principal office of the Partnership designated pursuant to
Section 1.3(a).

         Section 9.2 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

         Section 9.3 INTEGRATION. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

         Section 9.4 SEVERABILITY. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof, or of such provision in other respects, shall not be affected thereby.

         Section 9.5 APPLICABLE LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

         IN WITNESS WHEREOF, this Agreement has been duly executed by General Partner LLC, the General Partner and the Limited Partner as of the date first above written.



                                      K-SEA GENERAL PARTNER LLC, as
                                      predecessor-in-interest to the Partnership


                                      /s/ Timothy J. Casey
                                      ------------------------------------------
                                      Timothy J. Casey
                                      President


                                      GENERAL PARTNER:


                                      K-SEA GENERAL PARTNER GP LLC


                                      /s/ Timothy J. Casey
                                      ------------------------------------------
                                      Timothy J. Casey
                                      President


                                      LIMITED PARTNER:



                                      /s/ Timothy J. Casey
                                      ------------------------------------------